Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-136450 and No. 333-92383) and Form S-8 (No. 333-124853, No. 333-119846, No. 333-105803, No. 333-61336 and No. 333-47768) of Charles River Laboratories International, Inc. of our report dated February 27, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers
Boston, Massachusetts
February 27, 2007